EXHIBIT 99

                     FIDELITY FEDERAL BANCORP LETTERHEAD




CONTACTS:         M. BRIAN DAVIS, PRESIDENT AND CEO  (812)471-8141
                  DONALD R. NEEL, EXEC. VP AND CFO   (812)469-2100, EXT. 14

FOR IMMEDIATE RELEASE                                         SEPTEMBER 4, 1998

       FIDELITY FEDERAL BANCORP RELEASES YEAR END RESULTS AND RESTATES
             THIRD QUARTER EARNINGS; SUSPENDS QUARTERLY DIVIDEND

         (Evansville, Indiana) Fidelity Federal Bancorp (the "Company") (NASDAQ NMS:FFED), the holding company of United Fidelity Bank, fsb (the "Bank"), reported a loss for the fiscal year ending June 30, 1998 of $6.8 million or $2.30 per share on a basic and diluted basis, compared to net income the previous fiscal year of $113,000 or $0.05 per share on a basic per share basis and $0.04 on a diluted basis. The 1998 year end results reflect a restatement of the third quarter earnings for an additional $1.4 million provision for loan losses, bringing the total provision for loan losses in the third quarter to $4.3 million, and an increase in third quarter non-interest expense of $8.7 million, bringing the non-interest expense for the third quarter to $11.1 million. The third quarter charges were taken primarily in connection with the Company's Internal Revenue Code ("IRC") Section 42 tax-credit real estate development program (the "Section 42 projects") which was primarily in operation between 1993 and 1996 and followed an examination of the Bank and the Company by the Company's primary regulator, the Office of Thrift Supervision. The methodology used by the OTS to compute the allowance for loan losses and to establish reserves for letters of credit in connection with the Section 42 projects was different than those previously used by the Company and was adopted by management. The Section 42 projects continue to comply with the requirements of IRC Section 42 and have not sustained any tax-credit recapture.

         Net income for the fourth quarter was $411,000 or $0.13 per share on a diluted basis, compared to $314,000, or $0.12 per share on a diluted basis. Excluding charges taken in the third quarter, the Company's net income would have been approximately $1.4 million for the year or $0.46 per share on a diluted basis.

         Net interest income decreased $396,000 for the fourth quarter and $845,000 for the year compared to the same periods last year. Average earning assets for the fourth quarter and year decreased $51.8 million and $37.2 million, respectively, primarily the reason for the decrease in net interest income. The net interest margin increased to 2.79% for the year compared to 2.72% last year. The fourth quarter net interest margin decreased slightly to 2.92% compared to 2.96% for the same period last year. Net interest income decreased $242,000 for the third quarter, primarily due to quarterly average earning assets decreasing $44.7 million compared to last year. The net interest margin continued to increase for the third quarter to 2.73% compared to 2.64% for the same period last year. The year to date net interest margin at March 31, 1998 increased

10 basis to 2.74% compared to last year.

         The additional $8.7 million in non-interest expense in the third quarter reflects (i) additional specific reserves related to letters of credit issued by the Company and the Bank in the Section 42 projects of $6.8 million,
(ii) a charge-off of the equity investments in the Section 42 projects by the Bank's subsidiary, Village Housing Corporation, and (iii) and the charge-off of receivables related to management fees, investment banking fees, letter of credit fees, and development fees in connection with the Section 42 projects. These charge-offs reflect the lower-than-projected occupancy rates, rent amounts and cash flows of the Section 42 projects. Current occupancy rates are significantly improved over the levels in which the charge-offs were based currently average in excess of 90%.

         The additional $1.4 million provision for loan losses in the third quarter reflects a charge-off of Section 42 loans classified as loss and an increase in the provision for the remaining Section 42 loans which are classified substandard or doubtful. Year to date provision for loan losses at June 30, 1998 was $4.5 million compared to $975,000 at June 30, 1997. This increase is primarily the result of the third quarter provision which is discussed above. The fourth quarter provision for loan losses was $20,000 compared to $60,000 for the same period last year.

         Due to the above provision, the allowance for loan losses to total loans at June 30, 1998 was 1.91% compared to 0.87% last fiscal year. Net charge-offs to average loans for the fourth quarter was 0.15% compared to 0.12% for the same period last year. On a year to date basis, net charge-offs to average loans were 1.81% and 0.12% for fiscal 1998 and 1997. Specific reserves for letters of credit to total letters of credit were 12.21%, representing specific reserves set aside for off balance sheet letters of credit. The allowance for loan losses to total loans at March 31, 1998 increased to 1.89% compared to 0.85% last year.

         Return on average assets for the fourth quarter was 0.84% compared to 0.51% for the same period last year. Year to date return on average assets was -3.12% compared to 0.04% last year resulting from the third quarter charges. Return on equity for the fourth quarter was 22.75% compared to 9.46% for the fourth quarter 1997. Return on equity for the year was -50.68% compared to
0.83 % last year.

         The Company has ceased originating, participating, or investing in new or additional Section 42 projects. It is currently pursuing a plan to refinance its Section 42 projects which, if successful, could result in reversal of a portion of the additional charges taken to non-interest expense. The availability of such refinancing depends upon numerous factors, including, among other things, interest rates, third-party appraisals, and occupancy levels in the Section 42 projects.

         Capital ratios at the Bank decreased primarily due to the third quarter loss. Tangible equity to assets at June 30, 1998 was 6.31% compared to 6.93% last year. Risk-based capital was 10.79% at June 30, 1998 compared to 10.74% last year, above the "well capitalized" level.

Tangible equity to assets at March 31, 1998 decreased to 6.11% from 6.63% a year ago. Risk-based capital decreased from 10.89% at March 31, 1997 to 10.61% at March 31, 1998, also above the regulatory "well capitalized" level.

         In conjunction with these results, the Company announced that it was suspending the payment of dividends, and that future dividends may be subject to regulatory approval. In addition, the Company is exploring entering into discussions regarding an affiliation with other financial institutions.

         This news release contains forward-looking statements that are based upon the Company's current expectations, but are subject to certain risks and uncertainties which may cause actual results to differ materially. Among the risks and uncertainties that could cause actual results to vary materially are economic conditions generally and in the market areas of the Company and the Bank, increased competition in the financial services industry, actions by the Federal Reserve Board and changes in interest rates, loan prepayments by, and the financial health of, the Bank's borrowers, and other factors described in the reports filed by the Company with the Securities and Exchange Commission.

         The Company is a unitary savings and loan holding company based in Evansville, Ind. Its savings bank subsidiary, United Fidelity Bank, fsb, maintains four locations in Evansville. Its other wholly owned subsidiary, Village Securities Corporation, is a deep discount stock and bond brokerage firm that was recently activated. The Bank participates in various real estate activities including mortgage banking and finance, as well as owning, developing, building, renting and managing housing developments through its wholly-owned subsidiaries: Village Capital Corporation, Village Community Development Corporation, Village Housing Corporation, and Village Management Corporation. The Bank also offers an array of insurance products through Village Insurance Corporation.

         Information on FFED is available on the Internet at http://www.ufb-ffed.com

                            FIDELITY FEDERAL BANCORP
                              FINANCIAL HIGHLIGHTS
             (DOLLARS IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)


                                                             THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                                  MARCH 31                              MARCH 31
OPERATIONS:                                                 1998            1997                  1998             1997
---------------------------------------------          ---------------  --------------        --------------   -------------
Interest income                                        $        3,993   $       4,935         $      13,334    $     15,224
Interest expense                                                2,700           3,400                 9,042          10,484
                                                       ---------------  --------------        --------------   -------------
Net interest income                                             1,293           1,535                 4,292           4,740

Provision for loan losses                                       4,298              60                 4,523             915
Non-interest income                                               590           1,209                 2,414           3,054
Non-interest expense                                           11,070           1,963                14,417           7,400
                                                       ---------------  --------------        --------------   -------------
Income (loss) before income tax                              (13,485)             721              (12,234)           (521)
Income taxes                                                  (5,363)             192               (5,029)           (321)
                                                       ---------------  --------------        --------------   -------------
  Net income (loss)                                           (8,122)             529               (7,205)           (200)
                                                       ===============  ==============        ==============   =============

PER SHARE:
---------------------------------------------
Basic net income (loss)                                $       (2.60)   $        0.21         $      (2.49)    $     (0.08)
Diluted net income (loss)                                      (2.60)            0.20                (2.49)          (0.08)
Cash dividends declared                                          0.10            0.10                  0.30            0.50
Book value at period end                                         2.33            5.17
Market price (bid) at period end                                 9.38            8.25
Average common and common
  equivalent shares outstanding                             3,127,240       2,630,667             2,899,348       2,686,040

AVERAGE BALANCES:
---------------------------------------------
Total assets                                           $      207,914   $     252,743         $     225,287    $    256,260
Total earning assets                                          192,352         237,038               208,873         240,682
Total loans                                                   172,115         210,426               186,708         216,102
Total deposits                                                153,973         186,048               169,766         184,549
Total stockholders' equity                                     15,984          13,014                15,283          13,675
Federal funds purchased                                            30                                    10           1,200
FHLB advances                                                  18,677          30,372                19,921          35,259
Borrowings                                                     17,240          21,653                17,831          19,358

PERFORMANCE RATIOS:
---------------------------------------------
Return on average assets                                      -15.84%           0.85%                -4.26%          -0.10%
Return on average equity                                     -206.07%          16.48%               -62.80%          -1.95%
Net interest margin                                             2.73%           2.64%                 2.74%           2.64%

LOAN QUALITY RATIOS:
---------------------------------------------
Net charge-offs to average loans                                7.07%           0.22%                 2.29%           0.12%
Allowance for loan losses to total
  loans at end of period                                        1.89%           0.85%
Non-performing loans to total loans                             0.46%           0.16%
Classified loans and letters of credit to
  total loans and letters of credit                             2.65%           0.13%
Specific reserves for letters of credit to total               12.20%
letters of credit

SAVING'S BANK CAPITAL RATIOS:
---------------------------------------------
Tangible equity to assets at end of period                      6.11%           6.63%
Risk-based capital ratios:
  Tier 1 capital                                                6.61%           7.75%
  Total capital                                                10.61%          10.89%

AT PERIOD END:
---------------------------------------------
Total assets                                           $      199,684   $     250,285
Total earning assets                                          183,586         235,219
Total loans                                                   163,297         210,360
Total deposits                                                146,672         185,803
Total stockholders' equity                                      7,273          12,865
FHLB Advances                                                  18,627          27,604
Borrowings                                                     17,166          21,282
Common shares outstanding                                   3,127,210       2,490,110

                           FIDELITY FEDERAL BANCORP
                             FINANCIAL HIGHLIGHTS
            (DOLLARS IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)


                                                        THREE MONTHS ENDED                 TWELVE MONTHS ENDED       EXCLUDING
FOURTH QUARTER ENDED JUNE 30:                          1998           1997                1998            1997        CHARGES
--------------------------------------------        -----------    ------------        ------------  ---------------------------
Interest income                                        $ 3,859         $ 5,058            $ 17,192         $ 20,282    $ 17,192
Interest expense                                         2,544           3,347              11,586           13,831      11,586
                                                    -----------    ------------        ------------  ---------------------------
Net interest income                                      1,315           1,711               5,606            6,451       5,606
Provision for loan losses                                   20              60              11,321              975         357
Non-interest income                                        611             803               3,025            3,856       3,025
Non-interest expense                                     1,660           2,074               9,298            9,474       6,585
                                                    -----------    ------------        ------------  ---------------------------
Income before income tax                                   246             380             (11,988)            (142)      1,689
Income taxes                                              (165)             66              (5,194)            (255)        241
                                                    -----------    ------------        ------------  ---------------------------
  Net income                                             $ 411           $ 314            $ (6,794)           $ 113     $ 1,448
                                                    ===========    ============        ============  ===========================

PER SHARE:
--------------------------------------------
Basic net income                                        $ 0.13          $ 0.13             $ (2.30)          $ 0.05        0.49
Diluted net income                                        0.13            0.12               (2.30)            0.04        0.48
Cash dividends declared                                   0.05            0.10                0.35             0.60        0.35
Book value at period end                                  2.40            5.20                                             5.03
Market Price (bid) at period end                          6.50            8.75
Average common and common
  equivalent shares outstanding                      3,147,007       2,583,945           2,956,157        2,655,181

AVERAGE BALANCES:
--------------------------------------------
Total assets                                         $ 191,769       $ 247,853           $ 216,036        $ 254,130
Total earning assets                                   179,107         231,680             200,451          238,438
Total loans                                            162,810         210,221             179,748          213,793
Total deposits                                         143,948         181,231             163,422          183,706
Total stockholders' equity                              11,810          13,297              13,406           13,596
Federal funds purchased                                    436           3,648                 116            1,810
FHLB Advances                                           17,239          26,740              19,253           33,136
Borrowings                                              17,199          20,585              17,673           19,664

PERFORMANCE RATIOS:
--------------------------------------------
Return on average assets                                 0.86%           0.51%              -3.15%            0.04%       0.67%
Return on average equity                                13.95%           9.46%             -50.68%            0.83%      10.80%
Net interest margin                                      2.93%           2.98%               2.80%            2.72%

LOAN QUALITY RATIOS:
--------------------------------------------
Net charge-offs to average loans                         0.15%           0.12%               3.57%            0.12%
Allowance for loan losses to total
  loans at end of period                                 4.27%           0.87%
Non-performing loans to total loans                                      0.14%

SAVING'S BANK CAPITAL RATIOS:
--------------------------------------------
Tangible equity to assets at end of period               6.41%           6.93%
Risk-based capital ratios:
  Tier 1 capital                                         6.79%           7.64%
  Total capital                                         10.82%          10.74%

AT PERIOD END:
--------------------------------------------
Total assets                                         $ 190,268       $ 240,001
Total earning assets                                   176,633         224,438
Total loans                                            156,594         204,964
Total deposits                                         148,939         181,787
Total stockholders' equity                               7,514          12,936
FHLB Advances                                           14,783          23,337
Borrowings                                              17,236          19,943
Common shares outstanding                            3,127,208       2,487,385

                            FIDELITY FEDERAL BANCORP
                              FINANCIAL HIGHLIGHTS
             (DOLLARS IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

                                                             THREE MONTHS ENDED                        YEAR ENDED
                                                                   JUNE 30                               JUNE 30
OPERATIONS:                                                1998              1997                 1998             1997
---------------------------------------------          -------------    ---------------       --------------   -------------
Interest income                                               3,859              5,058               17,192          20,282
Interest expense                                              2,544              3,347               11,586          13,831
                                                       -------------    ---------------       --------------   -------------
Net interest income                                           1,315              1,711                5,606           6,451
Provision for loan losses                                        20                 60                4,543             975
Non-interest income                                             611                803                3,025           3,856
Non-interest expense                                          1,660              2,074               16,076           9,474
                                                       -------------    ---------------       --------------   -------------
Income (loss) before income tax                                 246                380             (11,988)           (142)
Income taxes                                                  (165)                 66              (5,194)           (255)
                                                       -------------    ---------------       --------------   -------------
  Net income (loss)                                    $        411     $          314        $     (6,794)    $        113
                                                       =============    ===============       ==============   =============

PER SHARE:
---------------------------------------------
Basic net income (loss)                                $       0.13     $         0.13        $      (2.30)    $       0.05
Diluted net income (loss)                                      0.13               0.12               (2.30)            0.04
Cash dividends declared                                        0.05               0.10                 0.35            0.60
Book value at period end                                       2.40               5.20
Market price (bid) at period end                               6.50               8.75
Average common and common
  equivalent shares outstanding                           3,127,210          2,583,945            2,956,157       2,655,181


AVERAGE BALANCES:
---------------------------------------------
Total assets                                           $    196,038     $      247,853        $     217,726    $    254,130
Total earning assets                                        179,851            231,680              201,233         238,438
Total loans                                                 163,554            210,221              180,530         213,793
Total deposits                                              143,948            181,231              163,422         183,706
Total stockholders' equity                                    7,245             13,297               13,406          13,596
Federal funds purchased                                         436              3,648                  116           1,810
FHLB advances                                                17,239             26,740               19,253          33,136
Borrowings                                                   17,199             20,585               17,673          19,664

PERFORMANCE RATIOS:
---------------------------------------------
Return on average assets                                      0.84%              0.51%               -3.12%           0.04%
Return on average equity                                     22.75%              9.46%              -50.68%           0.83%
Net interest margin                                           2.92%              2.96%                2.79%           2.72%

LOAN QUALITY RATIOS:
---------------------------------------------
Net charge-offs to average loans                              0.15%              0.12%                1.81%           0.12%
Allowance for loan losses to total
  loans at end of period                                      1.91%              0.87%
Non-performing loans to total loans                           0.36%              0.14%
Classified loans and letters of credit to
  total loans and letters of credit                           2.70%              0.11%
Specific reserves for letters of credit to total
letters of credit                                            12.21%

SAVINGS BANK CAPITAL RATIOS:
---------------------------------------------
Tangible equity to assets at end of period                    6.31%              6.93%
Risk-based capital ratios:
  Tier 1 capital                                              6.78%              7.64%
  Total capital                                              10.79%             10.74%

AT PERIOD END:
---------------------------------------------
Total assets                                           $    197,046     $      240,001
Total earning assets                                        179,772            224,438
Total loans                                                 159,732            204,964
Total deposits                                              148,939            181,787
Total stockholders' equity                                    7,514             12,936
FHLB Advances                                                14,783             23,337
Borrowings                                                   17,236             19,943
Common shares outstanding                                 3,127,208          2,487,385

                           FIDELITY FEDERAL BANCORP
                             FINANCIAL HIGHLIGHTS
            (DOLLARS IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)


                                                     THREE MONTHS ENDED                  TWELVE MONTHS ENDED       EXCLUDING
FOURTH QUARTER ENDED JUNE 30:                        1998           1997                1998            1997        CHARGES
---------------------------------------------     -----------    -----------         ------------   ---------------------------
Interest income                                      $ 3,859        $ 5,058             $ 17,192        $ 20,282      $ 17,192
Interest expense                                       2,544          3,347               11,586          13,831        11,586
                                                  -----------    -----------         ------------   ---------------------------
Net interest income                                    1,315          1,711                5,606           6,451         5,606
Provision for loan losses                                 20             60               11,321             975           357
Non-interest income                                      611            803                3,025           3,856         3,025
Non-interest expense                                   1,660          2,074                9,298           9,474         6,585
                                                  -----------    -----------         ------------   ---------------------------
Income before income tax                                 246            380              (11,988)           (142)        1,689
Income taxes                                            (165)            66               (5,194)           (255)          241
                                                  -----------    -----------         ------------   ---------------------------
  Net income                                           $ 411          $ 314             $ (6,794)          $ 113       $ 1,448
                                                  ===========    ===========         ============   ===========================

PER SHARE:
---------------------------------------------
Basic net income                                      $ 0.13         $ 0.13              $ (2.30)         $ 0.05          0.49
Diluted net income                                      0.13           0.12                (2.30)           0.04          0.48
Cash dividends declared                                 0.05           0.10                 0.35            0.60          0.35
Book value at period end                                2.40           5.20                                               5.03
Market Price (bid) at period end                        6.50           8.75
Average common and common
  equivalent shares outstanding                    3,147,007      2,583,945            2,956,157       2,655,181

AVERAGE BALANCES:
---------------------------------------------
Total assets                                       $ 191,769      $ 247,853            $ 216,036       $ 254,130
Total earning assets                                 179,107        231,680              200,451         238,438
Total loans                                          162,810        210,221              179,748         213,793
Total deposits                                       143,948        181,231              163,422         183,706
Total stockholders' equity                            11,810         13,297               13,406          13,596
Federal funds purchased                                  436          3,648                  116           1,810
FHLB Advances                                         17,239         26,740               19,253          33,136
Borrowings                                            17,199         20,585               17,673          19,664

PERFORMANCE RATIOS:
---------------------------------------------
Return on average assets                                0.86%          0.51%               -3.15%           0.04%         0.67%
Return on average equity                               13.95%          9.46%              -50.68%           0.83%        10.80%
Net interest margin                                     2.93%          2.98%                2.80%           2.72%

LOAN QUALITY RATIOS:
---------------------------------------------
Net charge-offs to average loans                        0.15%          0.12%                3.57%           0.12%
Allowance for loan losses to total
  loans at end of period                                4.27%          0.87%
Non-performing loans to total loans                                    0.14%

SAVING'S BANK CAPITAL RATIOS:
---------------------------------------------
Tangible equity to assets at end of period              6.41%          6.93%
Risk-based capital ratios:
  Tier 1 capital                                        6.79%          7.64%
  Total capital                                        10.82%         10.74%

AT PERIOD END:
---------------------------------------------
Total assets                                       $ 190,268      $ 240,001
Total earning assets                                 176,633        224,438
Total loans                                          156,594        204,964
Total deposits                                       148,939        181,787
Total stockholders' equity                             7,514         12,936
FHLB Advances                                         14,783         23,337
Borrowings                                            17,236         19,943
Common shares outstanding                          3,127,208      2,487,385
